Exhibit 99.1

VitaCube Systems Holdings, Inc. Reports Second Quarter Results

DENVER, AUGUST 16, 2005 (PRIMEZONE) – VitaCube Systems Holdings, Inc. (AMEX:PRH - News), a Denver-based nutraceutical company, today reported second quarter operating results for the period ended June 30, 2005.

The second quarter results were principally influenced by the closing of a public offering of the Company’s securities raising approximately $7.3 million after offering costs and expenses along with the continued growth of independent distributor’s that sell and market the Company’s products.

Net losses for the quarter ended June 30, 2005 totaled $1,043,488 compared with net losses of $446,718 for the quarter ended June 30, 2004.  Income per share was a net loss of $.11 as compared to a net loss of $.07 per share in the same period in 2004.  Changes in net losses are attributed to an increase in both sales and marketing expenses and general and administrative expenses.

Revenues for the current quarter totaled $222,670, a 42% increase as compared with $156,483 for the corresponding quarter in 2004, and were also up for the six months ended June 30, 2005 at $459,726, or a 39% increase as compared with revenues of $331,017 for the six months ended June 30, 2004.

The Company’s gross profit increased by 18% for both the quarter and six months ended 2005 over the same quarter and six months in 2004.  The major contributing factor was due to the increase in net sales.  Gross profit margin decreased to 52% for the current quarter from 63% for the comparable quarter in 2004 and from 59% for the six months ended June 30, 2005 from 69% for the six months ended June 30, 2004 due to sales of lower margin items.

Earnest Mathis, CEO of VitaCube Systems Holdings, Inc., stated, “The financial results this quarter reflect an improving base of operations - our customer count was up, our endorser ranks continued to increase and, for the first time, we were able to enroll a significant number of experienced network marketing sales leaders.  We delivered these results with far lower expenditures than originally projected in our prospectus.  The entire VitaCube organization remains focused on growing the top line, and ultimately, delivering a solid bottom line return.”

Among the highlights completed or announced during the second quarter:

•              Gross Proceeds from Financing of $9 Million Dollars

•              Addition of Veteran Marketing Professionals

•              Strategic Technology Alliance for Improved Research and Development

•              Addition of Doug Ridley as Company President

About VitaCube Systems Holdings, Inc.

VitaCube Systems Holdings, Inc. (V3S) is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance. V3S has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. V3S’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes, such as PGA Tour Professional, Tom Pernice, Jr., 5-Time Cy Young Award Winner, Randy Johnson, Super Bowl Champions Mike Alstott and Lawyer Milloy, Olympic Medalists Briana Scurry and Caroline Lalive, and Stanley Cup Winner Blake Sloan. V3S products are only available through independent distributors located throughout the nation. For more information about VitaCube, please visit the following website www.v3s.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding VitaCube Systems Holdings, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-KSB for the most recently ended fiscal year.

Certain statements in this Release Regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

For More Information Contact:

VitaCube Systems Holdings, Inc.

Earnest Mathis, CEO

(303) 316-8577, Ext. 228

emathis@v3s.com

V3S Investor Relations

Ashton Reed Co., Inc.

Ajay Anand

(714) 612-0821

VITACUBE SYSTEMS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS

Current assets:
Cash	$5,800,184	$114,794
Accounts receivable, net of allowance for doubtful accounts of $2,343 and $237, respectively	9,697	4,358
Inventory, net of allowance for obsolescence of $81,500 and 43,300, respectively	372,719	478,300
Prepaid expenses and other current assets	248,843	108,315
Total current assets	6,431,443	705,767

Intangible assets, net	37,887	40,015

Property and equipment, net	98,603	109,275

Deferred offering costs	—	269,106

Total assets	$6,567,933	$1,124,163

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$390,273	$611,398

Total current liabilities	390,273	611,398

SHAREHOLDERS’ EQUITY (Note 2):

Preferred stock, authorized 5,000,000 shares, $.001 par value, none issued or outstanding	—	—
Common stock, authorized 50,000,000 shares, $.001 par value, 9,588,900 and 6,534,043 issued and outstanding respectively	9,589	6,534
Additional paid in capital	15,549,706	8,071,186
Accumulated (deficit)	(9,381,635)	(7,564,955)
Total shareholders’ equity	6,177,660	512,765

Total liabilities and shareholders’ equity	$6,567,933	$1,124,163

VITACUBE SYSTEMS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Three and Six Months Ended June 30, 2005 and 2004

	For the Three Months Ended June 30, 2005	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2005	For the Six Months Ended June 30, 2004

Net sales	$222,670	$156,483	$459,726	$331,017
Cost of goods sold	105,893	57,470	190,454	103,055
Gross profit	116,777	99,013	269,272	227,962

Operating expenses:
Selling and marketing expenses	477,920	251,158	904,767	414,288
General and administrative expenses	680,007	271,544	1,162,048	727,714
Research and development expenses	10,294	4,547	18,956	4,547
Depreciation and amortization	6,188	20,625	12,800	41,251
Total operating expenses	1,174,409	547,874	2,098,571	1,187,800

Net (loss) from operations	(1,057,632)	(448,861)	(1,829,299)	(959,838)
Other income (expense)
Interest income	15,344	2,143	15,460	2,143
Interest (expense)	(1,200)	—	(2,841)	(300,872)

Total other income (expense)	14,144	2,143	12,619	(298,729)

Net (loss)	$(1,043,488)	$(446,718)	$(1,816,680)	$(1,258,567)

Net (loss) per common share
Basic and diluted net (loss) per share	$(.11)	$(.07)	$(.23)	$(.26)

Weighted average common shares outstanding, basic and diluted	9,291,757	6,478,820	7,912,900	4,903,098

VITACUBE SYSTEMS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Six Months Ended June 30, 2005 and 2004

	For the Six Months Ended June 30, 2005	For the Six Months Ended June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIS:
Net (loss)	$(1,816,680)	$(1,258,567)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization expense	12,800	41,251
Beneficial conversion feature interest	—	255,000
Stock issued in payment of accounts payable	—	100,000
Stock and stock options issued for services	96,000	138,463
Change in allowance for inventory obsolescence	38,200	(3,011)
Change in allowance for doubtful accounts	2,106	16
Change in allowance for product returns	11,639	(162)
(Increase) decrease in accounts receivable	(7,445)	4,725
Decreases in inventory	67,381	35,481
(Increases) in prepaids and other current assets	(228,529)	(104,787)
(Decreases) in accounts payable and accrued expenses	(232,764)	(334,062)
Increase in accrued interest	—	45,872

Net cash (used in) operating activities	(2,057,292)	(1,079,781)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	—	(4,006)

Net cash (used in) investing activities	—	(4,006)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholders	170,000	12,482
Proceeds from notes payable	195,000	205,000
Re-payments of shareholder advances	(170,000)	(132,173)
Re-payments of notes payable	(195,000)	(47,500)
Issuance of common stock, net of offering costs	7,742,682	2,448,308

Net cash provided by financing activities	7,742,682	2,486,117

NET INCREASE IN CASH	5,685,390	1,402,330

CASH, BEGINNING OF PERIOD	114,794	7,963

CASH, END OF PERIOD	$5,800,184	$1,410,293

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Subordinated notes and interest converted to common stock	$—	$1,861,643
Bridge loans and interest converted to common stock	$—	$224,986
Interest and debt forgiveness	$—	$8,964
Notes payable converted to common stock	$—	$305,000

SUPPLEMENTAL CASH FLOW
Cash paid for interest	$2,841	$45,872